                                    FORM OF
                           INDEMNIFICATION AGREEMENT


                 This Indemnification Agreement ("Agreement") is made as of the ____ day of ____________, 199_, by and between Forum Group, Inc., an Indiana corporation (the "Company"), and ___________________________ (the
"Indemnitee").

                                    RECITALS

                 A. The Indemnitee is presently serving as a director and/or an officer of the Company and/or, at the request of the Company, in an Authorized Capacity (as defined below) of or for Another Entity (as defined below). The Company desires the Indemnitee to continue in such capacity. The Indemnitee is willing, subject to certain conditions including without limitation the execution and performance of this Agreement by the Company, to continue in that capacity.

                 B. In addition to the indemnification to which the Indemnitee is entitled under the Restated Articles of Incorporation of the Company (the "Articles") and the Amended and Restated Code of By-Laws of the Company, as amended ("By-Laws"), the Company has obtained and will endeavor to keep in force, at its sole expense, insurance protecting its officers and directors and certain other persons (including the Indemnitee) against certain losses arising out of actual or threatened actions, suits or proceedings to which such persons may be made or threatened to be made parties. However, as a result of circumstances having no relation to, and beyond the control of, the Company and the Indemnitee, there can be no assurance of the continuation or renewal of that insurance, or that any such insurance will provide coverage for losses to which the Indemnitee may be exposed and for which he or she may be permitted to be indemnified under the Indiana Business Corporation Law (the "IBCL").

                 Accordingly, and in order to induce the Indemnitee to continue to serve in his or her present capacity, the Company and Indemnitee agree as follows:

                 1. Continued Service. The Indemnitee will continue to serve as a director and/or an officer of the Company and/or in each such Authorized Capacity of or for Another Entity in which he or she presently serves, in each case so long as he or she is duly elected and qualified to serve in such capacity or until he or she resigns or is removed.

                 2. Initial Indemnity. (a) The Company will indemnify the Indemnitee when he or she was or is involved in any manner (including without limitation as a party or as a deponent or witness) or is threatened to be made so involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal, and any appeals therefrom (a "Proceeding") (other than a Proceeding by or in the right of the Company), by reason of the fact that he or she is or was or had agreed to become a director, officer, employee or agent of the Company, or is or was serving or had agreed to serve at the request of the Company as a director, officer, partner, member, trustee, employee or agent (each an "Authorized Capacity") of another corporation (including





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without limitation Forum Retirement, Inc.), partnership, joint venture, trust or other enterprise (each "Another Entity"), or by reason of any action alleged to have been taken or omitted in such capacity, against any and all judgments, fines, amounts paid in settlement and reasonable costs, charges and expenses (including attorneys' and others' fees) actually incurred by him or her in connection with such Proceeding if the Indemnitee acted in good faith and in a manner that he or she reasonably believed, with respect to his or her conduct as a director or officer of the Company, to be in the best interests of the Company or, with respect to actions in an Authorized Capacity of or for Another Entity, to be at least not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, the Indemnitee either (A) had reasonable cause to believe his or her conduct was lawful or (B) had no reasonable cause to believe his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that the Indemnitee did not meet the foregoing standard of conduct to the extent applicable thereto.

                 (b) The Company will indemnify the Indemnitee when he or she was or is involved in any manner (including without limitation as a party, deponent or witness) or is threatened to be made so involved in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was or had agreed to become a director,





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officer, employee or agent of the Company, or is or was serving or had agreed to serve at the request of the Company in an Authorized Capacity of or for Another Entity, against any and all reasonable costs, charges and expenses (including attorneys' and others' fees) actually incurred by him or her in connection with the defense or settlement of such Proceeding if the Indemnitee acted in good faith and in a manner that he or she reasonably believed, with respect to his or her conduct as a director or officer of the Company, to be in the best interests of the Company or, with respect to actions in an Authorized Capacity of or for Another Entity, to be at least not opposed to the best interests of the Company, except that no indemnification will be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company unless, and only to the extent, that the court in which the Proceeding was brought determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

                 (c) To the extent that the Indemnitee has been successful on the merits or otherwise, including without limitation the dismissal of a Proceeding without prejudice, in the defense of any Proceeding referred to in
Section 2(a) or Section 2(b) or in the defense of any claim, issue or matter in any such Proceeding, the Company will indemnify him or her





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against any and all reasonable costs, charges and expenses, including without limitation attorneys' and others' fees, actually incurred by him in connection therewith.

                 (d) Any indemnification under Section 2(a) or Section 2(b) (unless ordered by a court) will be made by the Company only as authorized in the specific case upon a determination, in accordance with Section 4 or any applicable provision of the Articles, the By-Laws, the IBCL, other agreement, resolution or otherwise, that such indemnification is permissible in the circumstances because the Indemnitee has met the applicable standards of conduct set forth in Section 2(a) and Section 2(b) (the "Indemnification Standards"). Such determination will be made in the manner set forth in
Section 4(b).

                 (e) Any and all reasonable costs, charges and expenses, including without limitation attorneys' and others' fees, actually incurred by the Indemnitee in defending any Proceeding will be paid by the Company in advance of the final disposition of such Proceeding in accordance with the procedure set forth in Section 4(e).

                 (f) Authorization of any indemnification under Section 2(a) or Section 2(b) and any evaluation as to reasonableness of expenses will be made at the same time and in the same manner as the determination that such indemnification is permissible as provided in Section 2(d), except that if such determination is made by special legal counsel, authorization of indemnification under Section 2(a) or Section 2(b) and evaluation





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as to reasonableness of expenses will be made by the persons entitled under
Section 4(b) to select such counsel.

                 (g) Notwithstanding anything in this Agreement to the contrary, the Indemnitee will not be entitled to indemnification or advancement of expenses pursuant hereto in connection with any Proceeding initiated by the Indemnitee against the Company (except for any Proceeding initiated by the Indemnitee pursuant to Section 6) unless the Company has joined in or consented to the initiation of such Proceeding.

                 (h) The provisions of this Section 2 will not affect the rights or obligations of the parties under Section 3.

                 3. Additional Indemnification. (a) Pursuant to Section 15 of Chapter 37 of the IBCL, without limiting any right which the Indemnitee may have under Section 2, the Articles, the By-Laws, the IBCL, any policy of insurance or otherwise, but subject to the limitations set forth in Section 2(g) and to any maximum permissible indemnity which may exist under applicable law at the time of any request for indemnity hereunder as contemplated by this
Section 3(a), the Company will indemnify the Indemnitee against any amount which he or she is or becomes legally obligated to pay relating to or arising out of any claim made against him or her because of any act, failure to act or neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, which he or she commits, suffers, permits or acquiesces in while acting in his or her capacity as a director or officer of the Company, or, at the request of the Company, in an Authorized Capacity of or for





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Another Entity.  The payments which the Company is obligated to make pursuant to this Section 3 will include without limitation damages, judgments, settlements and reasonable charges, costs, expenses, expenses of investigation, preparation and defense of Proceedings, and expenses of appeal, attachment or similar bonds; provided, however, that the Company will not be obligated under this Section 3(a) to make any payment in connection with any claim against the
Indemnitee:

                 (i) to the extent of any fine or similar governmental imposition which the Company is prohibited by applicable law from paying and which results from a final, nonappealable order; or

                 (ii) to the extent based upon or attributable to the Indemnitee gaining in fact a personal profit to which he or she was not legally entitled, including without limitation profits made from the purchase and sale by the Indemnitee of equity securities of the Company or an affiliate of the Company which are recoverable by the Company or such affiliate pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, and profits arising from transactions in publicly traded securities of the Company or any affiliate of the Company which were effected by the Indemnitee in violation of Section 10(b) of the Securities Exchange Act of 1934, as amended, including Rule 10b-5 promulgated thereunder.

The determination of whether the Indemnitee is entitled to indemnification under this Section 3(a) may, but shall not be





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required to, be made in accordance with Section 4(a).  If that determination is so made, it will be binding upon the Company and the Indemnitee for all purposes.

                 (b) Any and all reasonable costs, charges and expenses, including without limitation attorneys' and others' fees, actually incurred by the Indemnitee in connection with any claim for which the Indemnitee may be entitled to indemnification pursuant to Section 3(a) will be paid or reimbursed by the Company in advance of the final disposition thereof in accordance with the procedure set forth in Section 4(e).

                 4. Certain Procedures Relating to Indemnification and Advancement of Expenses. (a) Except as otherwise permitted or required by the IBCL, for purposes of pursuing his or her rights to indemnification under
Section 2(a), Section 2(b) or Section 3(a), as the case may be, the Indemnitee may, but shall not be required to, submit to the Company (to the attention of the Secretary) a sworn statement of request for indemnification substantially in the form of Exhibit 1 attached hereto (the "Indemnification Statement") averring that he or she believes that he or she is entitled to indemnification pursuant to this Agreement, together with such documents supporting the request as are reasonably available to the Indemnitee and are reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification hereunder (the "Supporting Documentation"). The Company will promptly upon receipt of any Indemnification Statement advise the Board of Directors of the





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Company (the "Board") in writing that the Indemnitee has requested indemnification.

                 (b)  The Indemnitee's entitlement to indemnification under
Section 2(a), Section 2(b) or Section 3(a), as the case may be, will be determined not less than 30 calendar days after receipt by the Company of an Indemnification Statement and Supporting Documentation and will be made in one of the following ways: (i) by the Board, by a majority vote of a quorum consisting of directors who are not at the time parties to such Proceeding ("Parties"), or (ii) if such quorum cannot be obtained, by a majority vote of a committee (the "Committee") duly designated by the Board (in which designation directors who are Parties may participate) consisting solely of two or more directors who are not at the time Parties, or (iii) by written opinion of special legal counsel (A) selected by the Board or the Committee in the manner prescribed in (i) or (ii) above, or (B) if a quorum cannot be obtained and a Committee cannot be designated under clauses (i) and (ii), selected by a majority of the entire Board, in which selection directors who are Parties may participate, or (iv) by the shareholders of the Company, voting together as a single class, provided that shares owned by or voted under the control of directors who are at the time Parties may not be voted on the determination, or
(v) as deemed to have been determined in accordance with Section 4(c). Special legal counsel selected as described above will be a law firm or member of a law firm (i) that neither at the time in question nor in the five years immediately preceding such time has been retained to represent





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(A) the Company or the Indemnitee in any matter material to either such party or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Agreement, (ii) that, under the applicable standards of professional conduct then prevailing under the law of the State of Indiana, would not be precluded from representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement, and
(iii) to which the Indemnitee does not reasonably object. The Company will pay the fees and expenses of such special legal counsel.

                 (c) Submission of an Indemnification Statement and Supporting Documentation to the Company pursuant to Section 4(b) will create a presumption that the Indemnitee is entitled to indemnification under Section 2(a), Section 2(b) or Section 3(a), as the case may be, and thereafter the Company will have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4(b) to determine the Indemnitee's entitlement to indemnification have not been appointed or have not made a determination within 30 calendar days after receipt by the Company of such Indemnification Statement and Supporting Documentation, the Indemnitee will be deemed to be entitled to indemnification unless within such 30-calendar day period the person or persons empowered under
Section 4(b) to determine entitlement to indemnification have made a determination, based upon clear and convincing evidence (sufficient to rebut the foregoing presumption), that the Indemnitee is not entitled to





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such indemnification and the Indemnitee has received notice within such period in writing of such determination, which notice will (i) disclose with particularity the evidence in support of such determination and (ii) be sworn to by all persons who participated in the determination and voted to deny indemnification. The provisions of this Section 4(c) are intended to be procedural only and will not affect the right of the Indemnitee to indemnification under this Agreement and any determination that the Indemnitee is not entitled to indemnification and any failure to make the payments requested in the Indemnification Statement will be subject to review as provided in Section 6.

                 (d) If a determination is made or deemed to have been made pursuant to this Section 4 that the Indemnitee is entitled to indemnification, the Company will pay to the Indemnitee the amounts to which the Indemnitee is entitled within two business days after such determination of entitlement to indemnification has been made or deemed to have been made.

                 (e) For purposes of determining whether to authorize advancement of expenses pursuant to Section 2(e), the Indemnitee will submit to the Company a written undertaking substantially in the form of Exhibit 2 attached hereto, executed personally or on his or her behalf (the "Undertaking"), (i) affirming his or her good faith belief that he or she has met the Indemnification Standards, (ii) setting forth the costs, charges and expenses (including without limitation attorneys' and others' fees) he or she has incurred or will actually incur in defending a





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Proceeding, and (iii) agreeing to repay the advance if it is ultimately determined that he or she did not meet the Indemnification Standards. Any Undertaking will be an unlimited general obligation of the Indemnitee, but need not be secured and will be accepted by the Company without reference to the Indemnitee's financial ability to make repayment. Upon receipt of an Undertaking requesting advancement of expenses pursuant to Section 2(e), the Company will within 30 calendar days cause (i) a determination to be made as to whether the facts then known to those making the decision would preclude indemnification under the Chapter 37 of the IBCL and (ii) unless such determination precludes such indemnification, the authorization of the payment of the costs, charges and expenses stated in the Undertaking, in each case in the manner set forth in Section 4(b). The Company will make such payment to the Indemnitee within two business days after such authorization. For purposes of requesting advancement of expenses pursuant to Section 3(b), the Indemnitee may, but shall not be required to, submit an Undertaking or such other form of request as he or she determines to be appropriate (an "Expense Request"). Upon receipt of an Expense Request requesting advancement of expenses pursuant to
Section 3(b), the Company will within 30 calendar days make payment of the costs, charges and expenses stated in the Expense Request.

                 5. Subrogation; Duplication of Payments. (a) In the event of payment under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who will execute all papers required





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and will do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

                 (b) The Company will not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has actually received payment (under any insurance policy, the Articles, the By-Laws, the IBCL or otherwise) of the amounts otherwise payable hereunder.

                 6. Enforcement. (a) If a written claim for indemnification or advancement of expenses made to the Company pursuant to Section 4 is not timely paid in full by the Company as required by Section 4, the Indemnitee will be entitled to seek judicial enforcement of the Company's obligations to make such payments. In the event that a determination is made pursuant to
Section 4 that the Indemnitee is not entitled to indemnification or advancement of expenses hereunder, (i) the Indemnitee may at any time thereafter seek an adjudication of his or her entitlement to such indemnification or advancement either, at the Indemnitee's sole option, in (A) an appropriate court of the State of Indiana or any other court of competent jurisdiction or (B) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (ii) any such judicial proceeding or arbitration will be de novo and the Indemnitee will not be prejudiced by reason of such adverse determination; and (iii) in any such judicial proceeding





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or arbitration the Company will have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Agreement.

                 (b) The Company will be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to the provisions of
Section 6(a) that the procedures and presumptions of this Agreement are not valid, binding and enforceable and will stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

                 (c) In any action brought under Section 6(a), it will be a defense to a claim for indemnification pursuant to Section 2(a) or Section 2(b) (but not an action brought to enforce a claim for indemnification pursuant to Section 3(a) or to enforce a claim for costs, charges and expenses incurred in defending any Proceeding in advance of its final disposition where the Undertaking, if any is required, has been tendered to the Company) that the Indemnitee has not met the Indemnification Standards, but the burden of proving such defense will be on the Company. Neither the failure of the Company (including any person or persons empowered under Section 4(b) to determine the Indemnitee's entitlement to indemnification) to have made a determination prior to commencement of such action that indemnification of the Indemnitee is permissible in the circumstances because he or she has met the Indemnification Standards, nor an actual determination by the Company (including any person or persons empowered under Section 4(b) to determine the Indemnitee's entitlement to indemnification) that the





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Indemnitee has not met the Indemnification Standards, will be a defense to the action or create a presumption that the Indemnitee has not met such Indemnification Standards.

                 (d) It is the intent of the Company that the Indemnitee not be required to incur the expenses associated with the enforcement of his or her rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. Accordingly, if it should appear to the Indemnitee that the Company has failed to comply with any of its obligations under this Agreement, or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding designed (or having the effect of being designed) to deny, or to recover from, the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of his or her choice, at the expense of the Company as hereafter provided, to represent the Indemnitee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Indemnitee's entering into an attorney-client relationship with such counsel, and in that connection the Company and the





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Indemnitee acknowledge that a confidential relationship will exist between the
Indemnitee and such counsel. Regardless of the outcome thereof, the Company will pay and be solely responsible for any and all costs, charges and expenses, including without limitation attorneys' and others' fees, incurred by the Indemnitee (i) as a result of the Company's failure to perform this Agreement or any provision hereof or (ii) as a result of the Company or any person contesting the validity or enforceability of this Agreement or any provision thereof as aforesaid.

                 7. Liability Insurance and Funding. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, the Indemnitee will be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for a director or officer of the Company or a person serving at the request of the Company in an Authorized Capacity of or for Another Entity, as the case may be. The Company may, but shall not be required to, create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement.

                 8. Merger or Consolidation. In the event that the Company is a constituent corporation in a consolidation, merger or other reorganization, the Company will require: (a) if it is not the surviving, resulting or other corporation therein, the surviving, resulting or acquiring corporation to agree to





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indemnify the Indemnitee to the full extent provided herein and (b) whether or not the Company is the resulting, surviving or acquiring corporation in any such transaction, the Indemnitee will also stand in the same position under this Agreement with respect to the resulting, surviving or acquiring corporation as he or she would have with respect to the Company if its separate existence had continued.

                 9. Nonexclusivity and Severability. (a) The right to indemnification and advancement of expenses provided by this Agreement is not exclusive of any other rights to which the Indemnitee may be entitled under the Articles, By-Laws, the IBCL, any other statute, insurance policy, agreement, vote of shareholders or of directors or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding such office, and will continue after the Indemnitee has ceased to serve as a director or officer of the Company or in an Authorized Capacity in or for Another Entity and will inure to the benefit of his or her heirs, executors and administrators; provided, however, that to the extent the Indemnitee otherwise would have any greater right to indemnification and/or advancement of expenses under any provision of the Articles or the By-Laws as in effect on the date hereof, the Indemnitee will be deemed to have such greater right pursuant to this Agreement; and, provided further, that to the extent that any change is made to the IBCL (whether by legislative action or judicial decision), the Articles and/or the By-Laws that permits any greater right to indemnification and/or





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advancement of expenses than that provided under this Agreement as of the date hereof, the Indemnitee will be deemed to have such greater right pursuant to this Agreement.

                 (b) The Company will not adopt any amendment to the Articles or By-Laws the effect of which would be to deny, diminish or encumber the Indemnitee's rights to indemnity pursuant to the Articles, By-Laws, this Agreement, the IBCL or any other applicable law as applied to any act or failure to act occurring in whole or in part prior to the date upon which any such amendment was approved by the Board or the shareholders, as the case may be. Notwithstanding the foregoing, in the event that the Company adopts any amendment to the Articles or By-Laws the effect of which is to so deny, diminish or encumber the Indemnitee's rights to such indemnity, such amendment will apply only to acts or failures to act occurring entirely after the effective date thereof.

                 (c) If any provision or provisions of this Agreement are held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) will not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Agreement (including without limitation all portions of any paragraph of this Agreement containing any such provision





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
held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                 10. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Indiana, without giving effect to the principles of conflict of laws thereof.

                 11. Modification; Survival. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement may be modified only by an instrument in writing signed by both parties hereto. The provisions of this Agreement will survive the death, disability, or incapacity of the Indemnitee or the termination of the Indemnitee's service as a director or an officer of the Company or in an Authorized Capacity of or for Another Entity and will inure to the benefit of the Indemnitee's heirs, executors and administrators.

                 12. Certain Terms. For purposes of this Agreement, references to "Another Entity" will include employee benefit plans; references to "fines" will include any excise taxes assessed on Indemnitee with respect to any employee benefit plan; and references to "serving at the request of the Company" will include any service in any capacity which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or beneficiaries; references to Sections or Exhibits are to Sections or Exhibits of or to this





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Agreement; references to the singular will include the plural and vice versa;
and if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan he or she will be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to herein.

                 13. Joint Defense. Notwithstanding anything to the contrary contained herein, if (a) the Indemnitee elects to retain counsel in connection with any Proceeding in respect of which indemnification may be sought by the Indemnitee against the Company pursuant to this Agreement and (b) any other director or officer of the Company or person serving at the request of the Company in an Authorized Capacity of or for Another Entity may also be subject to liability arising out of such Proceeding and in connection with such Proceeding may seek indemnification against the Company pursuant to an agreement similar to this Agreement, Indemnitee, together with such other persons, will employ counsel to represent jointly the Indemnitee and such other persons unless the Board, upon the written request of the Indemnitee delivered to the Company (to the attention of the Secretary) setting forth in reasonable detail the basis for such request, determines that such joint representation would be precluded under the applicable standards of professional conduct then prevailing under the law of the State of Indiana, in which case the Indemnitee will be entitled to be represented by separate counsel. In the event that the Board fails to act on such request within 30 calendar days after receipt thereof by the Company, the Indemnitee will be deemed to be entitled to be





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represented by separate counsel in connection with such Proceeding.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                        FORUM GROUP, INC.



                                        By:
                                            -----------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------



                                        INDEMNITEE




                                        ---------------------------------------

                                                                       Exhibit 1


                           INDEMNIFICATION STATEMENT


STATE OF _______________)
                        )   SS
COUNTY OF ______________)


                 I, _________________, being first duly sworn, do depose and say as follows:

                 1. This Indemnification Statement is submitted pursuant to the Indemnification Agreement, dated as of ___________ __, 199_ (the "Indemnification Agreement"), between Forum Group, Inc. (the Company"), an Indiana corporation, and the undersigned.

                 2. I am requesting indemnification against judgments, fines, amounts paid in settlement and costs, charges and expenses (including attorneys' and others' fees), all of which (collectively, "Liabilities") have been incurred by me in connection with a Proceeding (as defined in the Indemnification Agreement) in which I was or am involved or am threatened to be made involved.

                 3. With respect to all matters related to any such Proceeding, I believe that I am entitled to be indemnified pursuant to the provisions of the Indemnification Agreement.


                 4. Without limiting any other rights which I have or may have, I am requesting indemnification against Liabilities which have or may arise out of ___________________________________________________________________

________________________________________________________________________________
________________________________________________.

                 5. I have attached such documents supporting this request as are reasonably available to me and are reasonably necessary to determine whether and to what extent I am entitled to indemnification under the Indemnification Agreement.

                                        -----------------------------------
                                        Name:
                                             ------------------------------

                 Subscribed and sworn to before me, a Notary Public in and for said County and State, this ____ day of __________, 199_.


                                        -----------------------------------

[Seal]

                 My commission expires the ______ day of _____________, 199_.

                                                                       Exhibit 2


                                  UNDERTAKING


STATE OF _______________)
                        )   SS
COUNTY OF ______________)


                 I, _________________, being first duly sworn do depose and say as follows:

                 1. This Undertaking is submitted pursuant to the Indemnification Agreement, dated as of ________________, 199_ (the "Indemnification Agreement"), between Forum Group, Inc. (the "Company"), an Indiana corporation, and the undersigned.

                 2. I am requesting advancement of certain costs, charges and expenses (including attorneys' and others' fees) which I have incurred or will incur in defending a Proceeding (as defined in the Indemnification Agreement).

                 3. I have a good faith belief that I have met the Indemnification Standards (as defined in the Indemnification Agreement) to the extent applicable to such Proceedings.

                 4. I hereby undertake to repay this advancement of expenses if it is ultimately determined that I did not meet the Indemnification Standards.

                 5. The costs, charges and expenses for which advancement is requested are, in general, all expenses related to _____________________________
________________________________________________________________________________
________________________________________________________________.

                                        -----------------------------------
                                        Name:
                                             ------------------------------

                 Subscribed and sworn to before me, a Notary Public in and for said County and State, this ____ day of _________, 199_.


                                        -----------------------------------

[Seal]

                 My commission expires the _____ day of _____________, 199_.